UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 31, 2005
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     Affiliated Computer Services, Inc. (the “Company”) was notified by the plan administrator of the ACS Savings Plan (the “Plan”) that as a result of a change in Plan recordkeepers, there will be a blackout period in which Plan participants will be unable to direct or diversify investments in individual accounts, obtain a loan from the Plan or obtain a distribution from the Plan. The blackout period is expected to begin on September 16, 2005 and is expected to end on or about October 14, 2005. During the blackout period and for a period of two years after the blackout period has ended, security holders of the Company or other interested parties may obtain, without charge, information regarding the beginning and ending dates of the blackout period upon written request to 2828 North Haskell Avenue, Dallas, Texas 75204, Attention: William L. Deckelman, Jr., General Counsel and Corporate Secretary.
     As required by Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR (17 CFR §245) promulgated by the Securities and Exchange Commission (“SEC”), the Company has transmitted a notice of the blackout period to its directors and executive officers concurrently with the filing of this Current Report on Form 8-K with the SEC. The form of notice is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Form of Notice of Blackout Period to directors and officers, dated as of August 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: August 31, 2005	By:	/s/ WARREN D. EDWARDS
		Name:	Warren D. Edwards
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Form of Notice of Blackout Period to directors and officers, dated as of August 31, 2005.

4